SHEARMAN & STERLING



                            January 25, 1994


VIA FACSIMILE
- --------------

Donald Oresman, Esq.
Paramount Communcations Inc.
15 Columbus Circle
New York, New York 10023-7780


                        Request for Information
                        -----------------------


Dear Donald:

         We understand that yesterday QVC Network, Inc.
requested certain written information from Paramount
Communications Inc. and that Paramount has delivered such information to QVC, subject to a confidentiality agreement.

         On behalf of our client, Viacom Inc., we hereby request that Paramount deliver the same information to Viacom. Viacom is prepared to negotiate and enter into a confidentiality agreement regarding such information.

         Please do not hesitate to call me should you have any questions.

                                  Very truly yours,

                                  /s/ Creighton O'M. Condon

                                  Creighton O'M. Condon


cc: Joel S. Hoffman
    Philippe P. Dauman
    Thomas Hawkins
    Richard Easton